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Exhibit 10.5

AMENDED AND RESTATED SALE PARTICIPATION AGREEMENT

Dated as of October 15, 2004

Robert J. Zatta
c/o Rockwood Holdings, Inc.
100 Overlook Center
Princeton, NJ 08540

Dear Robert:

        You have entered into an Amended and Restated Management Stockholder's Agreement, dated as of October 15, 2004 between Rockwood Holdings, Inc., a Delaware corporation (the "Company"), and you (the "Stockholder's Agreement") to amend and restate the Management Stockholder's Agreement, dated as of September 15, 2001 between the Company and you relating to the purchase by you from the Company of 920 shares (the "Existing Purchased Stock") of common stock, par value $0.01 per share, of the Company (the "Common Stock") and a receipt by you from the Company of an option to acquire 3,680 shares of Common Stock from the Company (the "Existing Option") and to set forth the terms and conditions of your rights as Management Stockholder with respect to the 350 additional shares of Common Stock purchased by you under the Stockholder's Agreement, two new options to purchase shares of Common Stock (the "New Options" and, together with the Existing Option, the "Options") granted to you by the Company, the Existing Purchased Stock and the Existing Option. The undersigned, KKR 1996 Fund L.P., KKR Partners II, L.P., KKR Millennium Fund, L.P., KKR Partners III, L.P. and KKR European Fund, Limited Partnership (collectively, the "KKR Partners"), also have purchased shares of Common Stock and hereby agree with you as follows, effective upon your entering into the Stockholder's Agreement with the Company:

        1.     In the event that at any time any of the KKR Partners proposes to sell for cash or any other consideration any shares of Common Stock owned by it, in any transaction other than a Public Offering (as defined in the Stockholder's Agreement) or a sale to an affiliate of KKR Partners, the KKR Partners will notify you or your Management Stockholder's Estate or Management Stockholder's Trust (as such terms are defined in Section 2 of the Stockholder's Agreement and collectively with you, the "Management Stockholder Entities"), as the case may be, in writing (a "Notice") of such proposed sale (a "Proposed Sale") and the material terms of the Proposed Sale as of the date of the Notice (the "Material Terms") promptly, and in any event not less than 15 calendar days prior to the consummation of the Proposed Sale and not more than 5 calendar days after the execution of the definitive agreement relating to the Proposed Sale, if any (the "Sale Agreement"). If within 10 calendar days of the applicable Management Stockholder Entities' receipt of such Notice, the KKR Partner receives from the applicable Management Stockholder Entities, a written request (a "Request") to include Common Stock held by the applicable Management Stockholder Entities in the Proposed Sale (which Request shall be irrevocable unless (a) there shall be a material adverse change in the Material Terms or (b) if otherwise mutually agreed to in writing by the applicable Management Stockholder Entities and the KKR Partner), the Common Stock held by you will be so included as provided herein; provided that only one Request, which shall be executed by the applicable Management Stockholder Entities, may be delivered with respect to any Proposed Sale for shares of Common Stock held by the applicable Management Stockholder Entities. Promptly after the execution of the Sale Agreement, the KKR Partner will furnish the applicable Management Stockholder Entities with a copy of the Sale Agreement, if any.

        2.     (a) The maximum number of shares of Common Stock which the applicable Management Stockholder Entities will be permitted to include in a Proposed Sale pursuant to a Request will be the number of shares of Common Stock then held by the Management Stockholder Entities, including all shares of Common Stock which the Management Stockholder Entities are then entitled to acquire under unexercised Options, to the extent then exercisable or would become exercisable as a result of the consummation of the Proposed Sale, multiplied by a fraction, the numerator of which is the number of shares of Common Stock being sold by KKR Partners and any investment partnerships and investment limited liability companies affiliated with KKR Partners and the denominator of which is the aggregate number of shares of Common Stock owned by KKR Partners and any investment partnerships and investment limited liability companies affiliated with KKR Partners.

        (b)   If one or more holders of shares of Common Stock who have been granted the same rights granted to the Management Stockholder Entities hereunder elect not to include the maximum number of shares of Common Stock which such holders would have been permitted to include in a Proposed Sale (the "Eligible Shares"), KKR Partners, or such remaining holders of shares of Common Stock, or any of them, may sell in the Proposed Sale a number of additional shares of Common Stock owned by any of them equal to their pro rata portion of the number of Eligible Shares not included in the Proposed Sale, based on the relative number of shares of Common Stock then held by each such holder, and such additional shares of Common Stock which any such holder or holders propose to sell shall not be included in any calculation made pursuant to the first sentence of Section 2(a) above for the purpose of determining the number of shares of Common Stock which the Management Stockholder Entities will be permitted to include in a Proposed Sale. KKR Partners or any of them may sell in the Proposed Sale additional shares of Common Stock owned by any of them equal to any remaining Eligible Shares which will not be included in the Proposed Sale pursuant to the foregoing.

        3.     Except as may otherwise be provided herein, shares of Common Stock subject to a Request will be included in a Proposed Sale on the same terms and subject to the same conditions applicable to the shares of Common Stock which the KKR Partner proposes to sell in the Proposed Sale. Such terms and conditions shall include, without limitation: the pro rata reduction of the number of shares of Common Stock to be included in the Proposed Sale if required by the party proposing such Sale; the sale price; the payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information reasonably requested by the KKR Partner covering matters regarding your ownership of shares; and the provision of requisite indemnification; provided that, any indemnification provided by the applicable Management Stockholder Entities shall be pro rata in proportion with the number of shares of Common Stock to be sold.

        4.     Upon delivering a Request, the applicable Management Stockholder Entities will, if requested by the KKR Partner, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the KKR Partner with respect to the shares of Common Stock which are to be sold by the applicable Management Stockholder Entities pursuant hereto (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the applicable Management Stockholder Entities will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as the applicable Management Stockholder Entities' agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on behalf of the applicable Management Stockholder Entities with respect to the matters specified therein.

        5.     The Management Stockholder Entities' right pursuant hereto to participate in a Proposed Sale shall be contingent on the Management Stockholder Entities' strict compliance with each of the provisions hereof and the Management Stockholder Entities' respective willingness to execute such documents in connection therewith as may be reasonably requested by any KKR Partner.

        6.     In the event of a Proposed Sale pursuant to Section 1 hereof of a majority of the shares of Common Stock held by the KKR Partners, the KKR Partners may elect, by so specifying in the Notice, to require the applicable Management Stockholder Entities to participate in such Proposed Sale to the same extent calculated pursuant to Section 2(a) above, in accordance with the terms and provisions of Sections 3 and 4 hereof.

        7.     The obligations of KKR Partners hereunder shall extend only to the Management Stockholder Entities, and no other successors or assigns of the Management Stockholder Entities shall have any rights pursuant hereto.

        8.     This Agreement shall terminate and be of no further force and effect on the fifth anniversary of the first occurrence of a Public Offering (as defined in the Stockholder's Agreement).

        9.     All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered to the party to whom it is directed:

If to KKR Partners, to it at the following address:

      c/o Kohlberg Kravis Roberts & Co. L.P.
      9 West 57th Street
      New York, New York 10019
      Attn: Brian Carroll

      with a copy to:

      Simpson Thacher & Bartlett LLP
      425 Lexington Avenue
      New York, NY 10017
      Attn: Roxane F. Reardon, Esq.

        If to you, to you at the address first set forth above herein;

        If to your Management Stockholder's Estate or Management Stockholder's Trust, at the address provided to the Company by such entity or at such other address as such entity shall have specified by notice in writing delivered to the other parties to this Agreement by certified mail.

        10.   The laws of the State of Delaware (or if the Company reincorporates in another state, of that state) shall govern the interpretation, validity and performance of the terms of this Agreement. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of Delaware (or if the Company reincorporates in another state, of that state), as the KKR Partners may elect in their sole discretion, and you hereby submit to the non-exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. You hereby irrevocably waive any right which you may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority.

        11.   If any KKR Partner transfers its interest in the Company to an affiliate of KKR Partners, such affiliate shall assume the obligations hereunder of such KKR Partner.

        It is the understanding of the undersigned that you are aware that no Proposed Sale presently is contemplated and that such a sale may never occur.

        If the foregoing accurately sets forth our agreement, please acknowledge your acceptance thereof in the space provided below for that purpose.

Very truly yours,
KKR 1996 Fund L.P.
By:	KKR Associates 1996 L.P. its General Partner

		By:	KKR 1996 GP LLC, its General Partner
		By:	/s/ PERRY GOLKIN General Partner
KKR PARTNERS II, L.P.
		By:	KKR Associates L.P., General Partner
		By:	/s/ PERRY GOLKIN General Partner
KKR MILLENNIUM FUND, L.P. as General Partner
		By:	KKR MILLENNIUM GP LLC as General Partner
		By:	/s/ PERRY GOLKIN Member
KKR PARTNERS III, L.P.
		By:	KKR GP III, LLC, its General Partner
		By:	/s/ PERRY GOLKIN Member
KKR EUROPEAN FUND, LIMITED PARTNERSHIP
		By:	KKR ASSOCIATES EUROPE, LIMITED PARTNERSHIP, as General Partner
		By:	KKR EUROPE LIMITED, as General Partner
		By:	/s/ PERRY GOLKIN Director
Accepted and agreed to:
By:	/s/ ROBERT J. ZATTA Name: Robert J. Zatta

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  Exhibit 10.5
AMENDED AND RESTATED SALE PARTICIPATION AGREEMENT